UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2010

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 1, 2010, Ferro Corporation (the "Company") announced that Sallie B. Bailey would leave her position as Vice President and Chief Financial Officer of the Company effective July 2, 2010. Pursuant to the Company’s Executive Separation Policy (the "Separation Policy"), on July 14, 2010, the Company and Ms. Bailey entered into a Separation Agreement and Release (the "Separation Agreement").

Consistent with the Separation Policy, the Separation Agreement contains the following terms. Ms. Bailey will receive a cash payment of $577,500, which is equal to 18 months salary and a cash payment of $346,500, which is equal to 1.5 times the annual incentive that Ms. Bailey would have earned under the Company’s annual incentive plan for 2010, assuming that performance had been attained at the "target" level. These cash payments will be made in two installments with $490,000 paid within 30 days of the effective date of the Separation Agreement and the remainder to be paid within 30 days after the first day of the seventh month following the effective date of the Agreement. Ms. Bailey will also receive a pro rata payment equal to the annual incentive (if any) that Ms. Bailey would have earned under the Company’s annual incentive plan for 2010 if she were employed by the Company on the last day of 2010, based on the actual level of performance attained. In addition, Ms Bailey will be entitled to continued participation in the medical and dental plans for the earlier of 18 months or the date Ms. Bailey becomes eligible for coverage provided through another employer, and outplacement services for 12 months in an amount not to exceed $10,000. The Separation Agreement also contains a release of claims and certain restrictive covenants, including confidentiality, non-competition, non-solicitation, and non-disparagement obligations.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Separation Agreement, which is filed as Exhibit 10.1 and is incorporated, herein, by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Separation Agreement and Release, dated July 14, 2010, between Ferro Corporation and Sallie B. Bailey.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

July 19, 2010	By:	Mark H. Duesenberg

Name: Mark H. Duesenberg
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and Release, dated July 14, 2010, between Ferro Corporation and Sallie B. Bailey.